Exhibit 99.1

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the Special Meeting date.

INTERNET http://www.proxyvoting.com/nu Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2, 3 and 4.	Please mark your votes as indicated in this example	☒

	FOR	AGAINST	ABSTAIN
1. Proposal to adopt the Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR, as it may further be amended from time to time, and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Proposal to increase the number of Northeast Utilities common shares authorized for issuance by the board of trustees in accordance with Section 19 of the Northeast Utilities declaration of trust by 155,000,000 common shares, from 225,000,000 authorized common shares to 380,000,000 authorized common shares.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Proposal to fix the number of trustees of the Northeast Utilities board of trustees at fourteen.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐
	I Will Attend Meeting		☐

	Mark Here for Address Change or Comments SEE REVERSE		☐

Signature ____________________	Signature ____________________	Date ____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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PROXY

NORTHEAST UTILITIES

Special Meeting of Shareholders – [            ], 2011

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE COMPANY

The undersigned appoints [[—] and [—]], and each of them, proxies of the undersigned, with power to act without the other and full power of substitution, to act for and to vote all common shares of Northeast Utilities that the undersigned would be entitled to cast if present in person at the Special Meeting of Shareholders of Northeast Utilities to be held on [—], 2011 and at any postponement or adjournment thereof, upon the matters indicated below. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of the Shareholders and of the accompanying Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

When properly executed and returned, this proxy will be voted as specified for the undersigned shareholder. If no specification is made, this proxy will be voted “FOR” the proposal to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, “FOR” the proposal to increase the number of common shares authorized for issuance, “FOR” the proposal to fix the number of trustees of the Northeast Utilities board of trustees at fourteen and “FOR” the proposal to adjourn the Northeast Utilities Special Meeting, if necessary or appropriate, to solicit additional proxies. Further, when properly executed and returned, this proxy will be voted in accordance with the proxy holders’ discretion on any other matters that may properly come before the Special Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250